SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                           Form 8-A/A
                         Amendment No. 2


        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




                    PARK ELECTROCHEMICAL CORP.
     (Exact Name of Registrant as Specified in Its Charter)



               New York                                  11-734643
(State of Incorporation or Organization)            (I.R.S. Employer
                                                    Identification No.)

           5 Dakota Drive
        Lake Success, New York                              11042
(Address of Principal Executive Offices)                   Zip Code


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [ ]


If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. [ ]


Securities Act registration statement file number to which this Form relates: not applicable


Securities registered pursuant to Section 12(b) of the Act:

        Title of Each Class                   Name of Each Exchange on Which
           so Registered                         Each Class is Registered

   Preference Share Purchase Rights               New York Stock Exchange


Securities registered pursuant to Section 12(g) of the Act:

                      None
                (Title of Class)

Park Electrochemical Corp., a New York corporation (the "Company"), hereby amends the following items of its Registration Statement on Form 8-A dated March 28, 1989, as amended by its Registration Statement on Form 8-A/A, Amendment No. 1, dated August 7, 1995.


Item 1.   Description of Registrant's Securities to be Registered

          As a result of the three-for-two (3-for-2) stock split in the form of a stock dividend of one share of Common Stock, par value $.10 per share (the "Common Stock"), of the Company for each issued two shares of Common Stock declared by the Board of Directors of the Company on October 10, 2000 payable November 8, 2000 to shareholders of record at the close of business on October 20, 2000, the preferred stock purchase rights distributed by the Company pursuant to the Amended and Restated Rights Agreement, dated as of July 12, 1995 (the "Rights Agreement"), between the Company and Registrar and Transfer Company, as Rights Agent, shall be adjusted, pursuant to Section 11(d) of the Rights Agreement, so that each share of Common Stock following the stock split shall represent two-thirds (2/3) of a Right.

































     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  November 9, 2000




                                PARK ELECTROCHEMICAL CORP.



                                By:________________________
                                   Stephen E. Gilhuley
                                   Secretary